                                                                 EXHIBIT 11

              STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

           (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                     HISTORICAL
                      ----------------------------------------
                                        NINE MONTHS ENDED
                                           (UNAUDITED)
                                   ---------------------------
                      DECEMBER 31, SEPTEMBER 30, SEPTEMBER 30,
                          1995         1995          1996
                      ------------ ------------- -------------
Net Income:
 As reported......     $   10,913   $    7,062    $   10,061
Pro forma
adjustments:
 Consolidation
 Transactions/Initial
 Public Offering..
 The Merger.......
  Pro forma net
  income..........
Applicable common
shares:
 Average
 outstanding
 common shares
 during the
 period...........     11,354,705   11,354,705    12,219,128
 Outstanding stock
 options (a)......                                   102,631
 Conversion of
 AVCOM common
 shares upon
 Merger at .17....
                       ----------   ----------    ----------
  Adjusted
  weighted average
  number of common
  and common share
  equivalents
  outstanding.....     11,354,705   11,354,705    12,321,759
                       ----------   ----------    ----------
Net income per
common share......     $     0.96   $     0.62    $     0.82
                       ==========   ==========    ==========
Pro forma net
income per common
share.............
                                                  PRO FORMA (UNAUDITED)
                      --------------------------------------------------------------------------------
                                                                  NINE MONTHS ENDED
                                                 -----------------------------------------------------
                          DECEMBER 31, 1995         SEPTEMBER 30, 1995         SEPTEMBER 30, 1996
                      -------------------------- -------------------------- --------------------------
                      CONSOLIDATION              CONSOLIDATION              CONSOLIDATION
                      TRANSACTIONS/              TRANSACTIONS/              TRANSACTIONS/
                      INITIAL PUBLIC             INITIAL PUBLIC             INITIAL PUBLIC
                         OFFERING    THE MERGER     OFFERING    THE MERGER     OFFERING    THE MERGER
                      -------------- ----------- -------------- ----------- -------------- -----------
Net Income:
 As reported......      $   10,913   $   10,913    $    7,062   $    7,062    $   10,061   $   10,061
Pro forma
adjustments:
 Consolidation
 Transactions/Initial
 Public Offering..          (1,250)      (1,250)         (730)        (730)       (1,308)      (1,308)
 The Merger.......                        1,040                      1,274                     (1,974)
                      -------------- ----------- -------------- ----------- -------------- -----------
  Pro forma net
  income..........      $    9,663   $   10,703    $    6,332   $    7,606    $    8,753   $    6,779
                      -------------- ----------- -------------- ----------- -------------- -----------
Applicable common
shares:
 Average
 outstanding
 common shares
 during the
 period...........      17,392,205   17,392,205    17,392,205   17,392,205    17,392,205   17,392,205
 Outstanding stock
 options (a)......                                                               102,631      102,631
 Conversion of
 AVCOM common
 shares upon
 Merger at .17....                      896,688                    896,688                    896,688
                      -------------- ----------- -------------- ----------- -------------- -----------
  Adjusted
  weighted average
  number of common
  and common share
  equivalents
  outstanding.....      17,392,205   18,288,893    17,392,205   18,288,893    17,494,836   18,391,524
                      -------------- ----------- -------------- ----------- -------------- -----------
Net income per
common share......
Pro forma net
income per common
share.............      $     0.56   $     0.59    $     0.36   $     0.42    $     0.50   $     0.37
                      ============== =========== ============== =========== ============== ===========
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(a)Based on the treasury stock method.